Exhibit 4.7


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                          HARVEYS CASINO RESORTS,

                                   Issuer

                  HARVEYS TAHOE MANAGEMENT COMPANY, INC.,
                   HARVEYS C.C. MANAGEMENT COMPANY, INC.,
                   HARVEYS IOWA MANAGEMENT COMPANY, INC.,
                   HARVEYS L.V. MANAGEMENT COMPANY, INC.,
                        HBR REALTY COMPANY, INC. and
                    HARVEYS BR MANAGEMENT COMPANY, INC.

                               as Guarantors

                                    and

                    IBJ WHITEHALL BANK & TRUST COMPANY,

                                  Trustee

                        FIFTH SUPPLEMENTAL INDENTURE
                        Dated as of October 5, 1999

                    ------------------------------------


                                $150,000,000

                 105/8% SENIOR SUBORDINATED NOTES DUE 2006

     Supplementing the Indenture Dated as of May 15, 1996 among Harveys Casino Resorts, Issuer, Harveys C.C. Management Company, Inc., Harveys Wagon Wheel Casino Limited Liability Company, Harveys Iowa Management Company, Inc. and Harveys L.V. Management Company, Inc., as Guarantors, and IBJ Schroder Bank & Trust Company, Trustee, as amended and supplemented to date


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               THIS FIFTH SUPPLEMENTAL INDENTURE (the "Fifth Supplemental
Indenture"), dated as of October 5, 1999 among HARVEYS CASINO RESORTS, a Nevada corporation (the "Issuer"), and HARVEYS TAHOE MANAGEMENT COMPANY, INC., a Nevada corporation, HARVEYS C.C. MANAGEMENT COMPANY, INC., HARVEYS IOWA MANAGEMENT COMPANY, INC., a Nevada corporation, HARVEYS L.V. MANAGEMENT COMPANY, INC., a Nevada corporation, HBR REALTY COMPANY, INC., a Nevada corporation ("HBR") and HARVEYS BR MANAGEMENT COMPANY, INC., a Nevada Corporation ("HBRMC") (collectively, the "Guarantors"), and IBJ WHITEHALL BANK & TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee"), under the Indenture dated as of May 15, 1996 (the "Original Indenture"), as amended and supplemented by a First Supplemental Indenture dated as of June 5, 1996 (the "First Supplemental Indenture"), a Second Supplemental Indenture dated as of May 22, 1997 (the "Second Supplemental Indenture"), a Third Supplemental Indenture dated as of December 24, 1998 (the "Third Supplemental Indenture") and a Fourth Supplemental Indenture dated as of December 24, 1998 (the "Fourth Supplemental Indenture') (the Original Indenture as so amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the "Indenture").

                            W I T N E S S E T H:
                            -------------------

               WHEREAS, the Issuer has issued its 10-5/8% Senior
Subordinated Notes Due 2006 (the "Securities") pursuant to the Indenture;
and

               WHEREAS, pursuant to Section 3.16 of the Indenture, any Restricted Subsidiary (as defined in the Indenture) of the Issuer receiving assets of the Issuer with a book value in excess of $5,000,000 must enter into a Subsidiary Guarantee and Supplemental Indenture; and

               WHEREAS, the Issuer has organized HBR and HBRMC as wholly-owned subsidiaries for the purpose of holding title to and managing the assets used in the Bluffs Run Casino, an Iowa casino, such assets having a book value in excess of $5,000,000, and

               WHEREAS, HBR AND HBRMC have never been designated as Unrestricted Subsidiaries and are therefore Restricted Subsidiaries under the Indenture and the Issuer and the Guarantors therefore wish to amend and supplement the Indenture, pursuant to Section 7.1(d) thereof, in order that HBR and HBRMC may enter into this Fifth Supplemental Indenture and thereby make a Subsidiary Guarantee;

               NOW, THEREFORE, intending to be legally bound hereby, the parties agree as follows. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

                                ARTICLE ONE

               HBR and HBRMC hereby, jointly and severally with all other Guarantors, guarantees the obligations of the Issuer under the Securities in accordance with the provisions of Article XI of the Indenture and agrees to be subject to and bound by all the provisions of such Article XI and all other provisions of the Indenture applicable to Restricted Subsidiaries and Guarantors.

                                ARTICLE TWO

               SECTION 2.01. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects.

               SECTION 2.02. This Fifth Supplemental Indenture and each and every provision hereof shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State.

               SECTION 2.03. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

               SECTION 2.04. The recitals contained herein shall be taken as the statement of the Issuer, and the Trustee assumes no responsibility whatsoever for their correctness nor for the validity or sufficiency of this Fifth Supplemental Indenture or for the due execution hereof by the Issuer.

               SECTION 2.05. In entering into this Fifth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.


               IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date hereof.

[CORPORATE SEAL]                 HARVEYS CASINO RESORTS


By:                              By:
   -------------------              ---------------------------------
                                    Name:
                                    Title:


[CORPORATE SEAL]                 IBJ WHITEHALL BANK & TRUST COMPANY, as Trustee


By:                              By:
    ------------------               -------------------------------
                                     Name:
                                     Title:


                                 HARVEYS C.C. MANAGEMENT COMPANY, INC.


By:                              By:
    ------------------               ---------------------------------
                                     Name:
                                     Title:


                                 HARVEYS TAHOE MANAGEMENT COMPANY, INC.


By:                               By:
    ------------------               ----------------------------------
                                     Name:
                                     Title:

                   (signatures continued upon next page)


                                  HARVEYS IOWA MANAGEMENT COMPANY, INC.


By:                               By:
    ------------------               ---------------------------------
                                     Name:
                                     Title:


                                  HARVEYS L.V. MANAGEMENT COMPANY, INC.


By:                               By:
    ------------------                --------------------------------
                                      Name:
                                      Title:


                                  HBR REALTY COMPANY, INC.


By:                               By:
    ------------------                -------------------------------
                                      Name:
                                      Title:


                                  HARVEYS BR MANAGEMENT COMPANY, INC.


By:                               By:
    ------------------               --------------------------------
                                     Name:
                                     Title: